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                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]




                                             December 4, 2001

Kirkpatrick & Lockhart LLP
1800 Massachusetts Avenue, NW
Second Floor
Washington, DC 20036-1800


                  Re: AXA Premier Funds Trust

Ladies and Gentlemen:

     We have acted as special Delaware counsel for AXA Premier Funds Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (1) The Certificate of Trust of the Trust, dated as of October 2, 2001 (the "Certificate of Trust"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on October 2, 2001;

     (2) The Agreement and Declaration of Trust of the Trust, dated as of October 2, 2001, including Schedule A thereto (the "Declaration"), by Steven M. Joenk, Kenneth T. Kozlowski and Patricia Louie, as trustees (collectively, the "Trustees") and each person who becomes a holder of undivided beneficial interests in the assets of the Trust in accordance with the terms thereof (the "Shareholders");

     (3) The By-Laws of the Trust, adopted and effective October 2, 2001 (the "By-Laws");

     (4) The Unanimous Written Consent in Lieu of an Organizational Meeting of the Trustees of the Trust, adopted and effective as of October 2, 2001;


     (5) THE PROSPECTUS FOR THE TRUST, INCLUDING THE STATEMENT OF ADDITIONAL INFORMATION (THE "PROSPECTUS"), RELATING TO THE EACH PORTFOLIO NAMED ON SCHEDULE A ATTACHED HERETO, EACH A SERIES OF THE TRUST (EACH, A "SERIES") AND THE ISSUANCE OF TRANSFERABLE UNITS OF

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    December 4,  2001
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BENEFICIAL INTERESTS IN THE ASSETS OF EACH SERIES (EACH, A "SHARE" AND
COLLECTIVELY, THE "SHARES"), AS PROPOSED TO BE FILED BY THE TRUSTEES ON BEHALF OF THE TRUST WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT DECEMBER 5, 2001; AND

     (6) A Certificate of Good Standing for the Trust, dated December 4, 2001, obtained from the Secretary of State.

     Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Declaration and the Certificate of Trust are in full force and effect and have not been amended,
(ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Share is to be issued by the Trust (collectively, the "Shareholders") of a certificate for such Share and the payment for the Shares acquired by it, in accordance with the Declaration and the Prospectus, and (vii) that the Shares are issued and sold to the Shareholders in accordance with the Declaration and the Prospectus. We have not participated in the preparation of the Prospectus and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions



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are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.ss.3801 et seq. (the "Act").

     2. Assuming that (i) separate and distinct records are maintained for each series created pursuant to the Declaration, (ii) the assets associated with each series are held and accounted for separately from the other assets of the Trust, or any other series, (iii) the notice of the limitation on liabilities of a series provided in Section 3804(a) of the Act is continuously set forth in the Certificate of Trust and (iv) the Declaration continuously provides for those matters described in (i), (ii) and (iii) of this paragraph 2, each series shall be entitled to the benefits of the limitation on interseries liability set forth in Section 3804(a) of the Act.

     The foregoing opinion set forth in paragraph 2 above is subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law).

     3. The Shares will represent valid and, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

     4. The Shareholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Shareholders may be obligated to make payments in connection with the transfer of Shares in accordance with any rules established by the Trustees under the By-Laws.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


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    December 4,  2001
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                                             Very truly yours,

DKD/jmb                                      /s/ Richards, Layton & Finger, P.A.


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                                   SCHEDULE A


AXA Premier Large Cap Core Equity Fund

AXA Premier Large Cap Growth Fund

AXA Premier Large Cap Value Fund

AXA Premier Small/Mid Cap Growth Fund

AXA Premier Small/Mid Cap Value Fund

AXA Premier International Equity Fund

AXA Premier Technology Fund

AXA Premier Health Care Fund

AXA Premier Core Bond Fund

AXA Premier Money Market Fund